Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 17, 2004 relating to the consolidated financial statements of Rapidtron, Inc., and to the reference to our Firm under the caption "Experts and Changes in and Disagreements with Accountants on Accounting and Financial Disclosure in the Prospectus.


                                      /s/ Squar, Milner, Reehl & Williamson, LLP


Newport Beach, California
June 8, 2004


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